Exhibit 99.1

For Immediate Release

September 8, 2003

Leesport Bank Completes Sale of Northern Tier Branches

     Wyomissing, PA: Leesport Bank (subsidiary of Leesport Financial Corp., NASDAQ:FLPB) has announced it has completed the sale of its three Northern Tier branches. The branches, in Shenandoah, Drums, and Hazleton, were purchased by The Legacy Bank, headquartered in Harrisburg.

     The sale was announced in April 2003.

     Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, wealth management, trust services, and title insurance services throughout Berks, Southern Schuylkill, and Montgomery Counties.

     For additional information, contact:  Stephen A. Murray,
Chief Financial Officer at 610-478-9922, ext. 221.

     This release may contain forward-looking statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.